Exhibit 99.1

Sanuwave Announces Q1 FY2025 Financial Results

Q1 2025 revenues were $9.3 million, up 61% from $5.8 million in Q1 2024. This represents the highest Q1 quarterly revenues in Company history.

Q1 2025 gross margin was 79.0%, versus 72.6% in Q1 2024.

GAAP Operating Income was $1.0 million for Q1 2025, an increase of $2.0 million from Q1 2024.

Company provides guidance for revenue growth of 40-50% for Q2 2025 as compared to Q2 2024

EDEN PRAIRIE, MN, May 9, 2025 (GLOBE NEWSWIRE) -- Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months ended March 31, 2025.

Q1 2025 ended March 31, 2025

•Revenue for the three months ended March 31, 2025, totaled $9.34 million, an increase of 61%, as compared to $5.79 million for the same period of 2024. This growth exceeded guidance of growth of 45-55% year on year for the quarter.
•98 UltraMist® systems were sold in Q1 2025 up from 43 in Q1 2024, and down from 135 in Q4 2024.
•UltraMist® consumables revenue increased by 43% to $5.8 million in Q1 2025, versus $4.1 million for the same quarter last year. UltraMist® revenue represented 99% of Sanuwave’s overall revenues in Q1 2025.
•Gross margin as a percentage of revenue amounted to 79.0% for the three months ended March 31, 2025, versus 72.6% for the same period last year.
•For the three months ended March 31, 2025, operating income totaled $1.0 million, an increase of $2.0 million, compared to Q1 2024, primarily as a result of the Company’s continued efforts to drive profitable growth and manage expenses.
•Net loss for the first quarter of 2025 was $5.7 million, driven predominantly by the change in the fair value of derivative liabilities. This compares to a net loss of $4.5 million in the first quarter of 2024 which was primarily driven by interest expense and the change in the fair value of derivative liabilities.
•Adjusted EBITDA [1] for the three months ended March 31, 2025, was $2.3 million versus Adjusted EBITDA of negative $59 thousand for the same period last year.

“We’re pleased to come into 2025 with some strong year on year results for Q1, which is always a bit of a slower quarter seasonally for Sanuwave and for med device in general,” said Morgan Frank, CEO. “Placing 98 new systems in the quarter (128% more than same quarter last year) is a great start to the year and some nice momentum to take into the spring. We continue to hire salespeople and to expand our commercial operations and clinical teams to support our ongoing growth while maintaining our focus on sustaining and enhancing profitability. We spent Q1 shoring up inventory levels to the targets we had discussed on prior calls and now have, for the first time, a comfortable level of both systems and applicators in stock to allow us to aggressively pursue our ‘elephant hunting’ strategy of engagement with larger customers without fear of product constraint limiting our efforts. Our pipeline remains strong and we remain focused on and optimistic about 2025 as a breakout year for Sanuwave. We look forward to sharing our further progress with you in future quarters.”

Certain percentages presented in this earnings release are calculated from the underlying whole-dollar amounts and therefore may not recalculate from the rounded numbers used for disclosure purposes.

Financial Outlook

The Company forecasts Q2 2025 revenue of $10.0 to $10.7 million (40-50% increase from Q2 2024) and reiterates full year 2025 revenue guidance of $48-50 million (47-53% increase as compared to full year 2024 revenue).

As previously announced, a business update will occur via conference call on May 9, 2025 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at http://www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Toll Free:1-800-245-3047
Toll/International: 1-203-518-9765
Conference ID: SANUWAVE

OR use the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1714486&tp_key=88406b4795

A replay will be made available through May 30, 2025:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 11158734

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About Sanuwave
Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. Sanuwave applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA and Adjusted EBITDA have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(in thousands)	2025	2024

Revenue	$9,342	$5,786
Cost of Revenues	1,958	1,584

Gross Margin	7,384	4,202
Gross Margin %	79.0%	72.6%

Total operating expenses	6,398	5,252
Operating Income (Loss)	$986	$(1,050)

Total other expense	(6,662)	(3,478)

Net Loss	$(5,676)	$(4,528)

NON-GAAP ADJUSTED EBITDA

	Three Months Ended March 31,
(in thousands)	2025	2024

Net (Loss) Income	$(5,676)	$(4,528)
Non-GAAP Adjustments:
Interest expense	1,852	3,560
Depreciation and amortization	274	218
EBITDA	(3,550)	(750)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	4,901	2,501
Other non-cash or infrequent charges:
Stock-based compensation	975	-
Loss on extinguishment of debt	-	105
Severance agreement and legal settlement	-	585
License and option agreement	-	(2,500)
Adjusted EBITDA	$2,326	$(59)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$8,501	$10,237
Accounts receivable, net of allowance of $1,180 and $1,147, respectively	3,866	3,329
Inventory	5,457	4,149
Prepaid expenses and other current assets	1,007	682
Total Current Assets	18,831	18,397
Non-Current Assets:
Property and equipment, net	449	303
Right of use assets, net	761	429
Intangible assets, net	3,554	3,730
Goodwill	7,260	7,260
Total Non-current Assets	$12,024	$11,722

Total Assets	30,855	30,119

LIABILITIES
Current Liabilities:
Senior secured debt	$26,037	$25,305
Accounts payable	4,151	3,728
Accrued expenses	3,581	4,678
Warrant liability	13,008	8,107
Current portion of lease liabilities	262	301
Current portion of contract liabilities	193	193
Other	36	33
Total Current Liabilities	47,268	42,345
Non-current Liabilities:
Lease liabilities, less current portion, net of incentives	568	191
Contract liabilities, less current portion	311	300
Total Non-current Liabilities	879	491
Total Liabilities	$48,147	$42,836

STOCKHOLDERS’ DEFICIT
Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D designated, respectively; no shares issued and outstanding at March 31, 2025 and December 31, 2024	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized; 8,548,473 and 8,543,686 issued and outstanding at March 31, 2025 and December 31, 2024, respectively *	9	9
Additional paid-in capital	239,786	238,685
Accumulated deficit	(257,097)	(251,421)
Accumulated other comprehensive loss	10	10
Total Stockholders’ Deficit	(17,292)	(12,717)
Total Liabilities and Stockholders’ Deficit	$30,855	$30,119
* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share data)	Three Months Ended March 31,
	2025	2024

Revenue	$9,342	$5,786
Cost of Revenues	1,958	1,584

Gross Margin	7,384	4,202

Operating Expenses:
General and administrative	4,467	3,675
Selling and marketing	1,531	1,232
Research and development	208	163
Depreciation and amortization	192	182
Total Operating Expenses	6,398	5,252

Operating Income (Loss)	986	(1,050)

Other Income (Expense):
Interest expense	(1,852)	(3,237)
Interest expense, related party	—	(323)
Loss on extinguishment of debt	—	(105)
Change in fair value of derivative liabilities	(4,901)	(2,501)
Other expense	(1)	(102)
Other income	92	2,790
Total Other Expense	(6,662)	(3,478)

Net Loss	(5,676)	(4,528)

Other Comprehensive Loss
Foreign currency translation adjustments	—	111
Total Comprehensive Loss	$(5,676)	$(4,417)

Loss per Share:
Basic and Diluted *	$(0.66)	$(1.46)
Weighted average shares outstanding
Basic and Diluted *	8,547,675	3,099,335
* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(In thousands, except share data)

	Common Stock
	Number of Shares Issued and Outstanding*	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2024	8,543,686	$9	$238,685	$(251,421)	$10	$(12,717)
Stock-based compensation	4,787	-	1,101	-	-	1,101
Net loss	-	-	-	(5,676)	-	(5,676)

Balances as of March 31, 2025	8,548,473	$9	$239,786	$(257,097)	$10	$(17,292)

Balances as of December 31, 2023	3,041,492	$3	$176,979	$(220,049)	$(111)	$(43,178)
Shares issued for settlement of debt and warrants	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	111	111
Net loss	-	-	-	(4,528)	-	(4,528)

Balances as of March 31, 2024	3,041,492	$3	$176,979	$(224,577)	$-	$(47,595)

* Reflects a one-for-three hundred seventy-five (1:375) reverse stock split of the outstanding shares of the Company's common stock effected on October 18, 2024.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows - Operating Activities:
Net loss	$(5,676)	$(4,528)
Adjustments to reconcile net loss to net cash used by operating activities
Stock-based compensation	975	-
Depreciation and amortization	209	136
Amortization of right to use leases	65	82
Reserve for credit losses	33	147
Loss on extinguishment of debt	-	105
Change in fair value of derivative liabilities	4,901	2,501
Amortization of debt issuance and debt discounts	530	1,553
Accrued interest and accrued interest, related party	-	955
Changes in operating assets and liabilities
Accounts receivable	(570)	152
Inventory	(1,308)	490
Prepaid expenses and other assets	(325)	192
Accounts payable	423	(643)
Accrued expenses and contract liabilities	(774)	(42)
Net Cash Flows (Used in) Provided by Operating Activities	(1,517)	1,100

Cash Flows - Investing Activities
Purchase of property and equipment	(162)	(114)
Net Cash Flows Used in Investing Activities	(162)	(114)

Cash Flows - Financing Activities
Proceeds from factoring, net	-	71
Payments of principal on finance leases	(57)	(29)
Net Cash Flows (Used in) Provided by Financing Activities	(57)	42

Effect of Exchange Rates on Cash	-	111

Net Change in Cash During Period	(1,736)	1,139

Cash at Beginning of Period	10,237	1,797
Cash at End of Period	$8,501	$2,936

Supplemental Information:
Cash paid for interest	$1,118	$971
Non-cash Investing and Financing Activities:
Capitalize interest into senior secured debt	202	-
Stock options granted in lieu of cash bonus	117	-
Leased assets obtained in exchange for lease liabilities	430	-
Warrants issued in conjunction with convertible promissory notes	-	2,784
Conversion of asset-backed secured promissory notes to convertible promissory notes	-	4,584